EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of RRsat Global Communications Network Ltd. (the "Company"), pertaining to the RRsat Global Communications Network Ltd. 2006 Israel Equity Incentive Plan, as amended, of our report dated March 21, 2011 with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2010, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in the December 31, 2010 Annual Report on Form 20-F of the Company, filed with the Securities and Exchange Commission.

/s/ Somekh Chaikin
Somekh Chaikin Certified Public Accountants (Israel) Member Firm of KPMG International

Tel-Aviv, Israel
July 5, 2011